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                                   EXHIBIT 7.1

     The persons named below hereby agree to file one statement on Schedule 13D to report beneficial ownership as of July 11, 2000 of Common Stock, par value $0.01 per share, of LogiMetrics, Inc., a Delaware corporation, and agree that the statement on Schedule 13D to which this agreement is attached as Exhibit 7.1 is filed on behalf of each of them.

     This agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


Date:  July 20, 2000

                       L-3 COMMUNICATIONS CORPORATION


                       By:  /S/ CHRISTOPHER C. CAMBRIA
                            ----------------------------------------------------
                            Name:  Christopher C. Cambria
                            Title: Vice President, General Counsel and Secretary



                       L-3 COMMUNICATIONS HOLDINGS, INC.


                       By:  /S/ CHRISTOPHER C. CAMBRIA
                            ----------------------------------------------------
                            Name:  Christopher C. Cambria
                            Title: Vice President and General Counsel



                                 Exhibit 7.1-1